US NUCLEAR CORP

US Nuclear Announces Extension of Private Offering

US Nuclear Announces Extension of Private Offering of 2,000,000 Shares of restricted common stock.

Canoga Park, CA, December 14, 2016 --(PR.com)-- US Nuclear Corp. (the "Company") (OTC Pink: UCLE) announced today that it is extending its offering for the sale of 2,000,000 shares of its restricted common stock at $.30 per share pursuant to the terms of a private placement memorandum in reliance on Rule 506(b) of Regulation D through May 1, 2017. President and CEO Robert Goldstein stated, "US Nuclear Corp. seeks to drive our short and long term revenue and profit objectives via sales of our outstanding new Radiation and Chemical sniffing Drones, Radon mitigation and Tritium measurement systems. We believe the extension of this offering furthers this strategy."

About US Nuclear Corp.

The Company is a Delaware corporation designing and manufacturing nuclear radiation detection and safety equipment, drone mounted sensors, survey meters, air and water monitors, port security equipment and tritium air monitors for a broad base of clients. The Company is reporting with the United States Securities and Exchange Commission, and thus directs any reader of this release to www.sec.gov/edgar and the Company's filings. This release is not intended to serve as a direct or indirect solicitation of its securities. Rather, the information herein is being released as a disclosure to the public about an event within the Company. The Company is a publicly traded company on the OTC Markets Group Inc.; OTC Pink listing venue.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

For further information, please contact Robert Goldstein, President and Chief Executive Officer, (818)

883-7043; rgoldsteinta@gmail.com.

Source: http://new.usnuclearcorp.com/

Contact Information:
US Nuclear Corp.
Leisanne Smeadala
248-881-7987
Contact via Email
For further information, please contact Robert Goldstein, President and Chief Executive Officer by telephone at (818) 883-7043 or by email at rgoldsteinta@gmail.com.

Online Version of Press Release:
You can read the online version of this press release at: http://www.pr.com/press-release/698744

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